EQUIPMENT PURCHASE AND SALE AGREEMENT

This Equipment Purchase and Sale Agreement (the “Agreement”) is made this 30 day of November, 2012 (the “Effective Date”), by and between Planar Energy Devices, Inc., a Delaware corporation whose address is 653 W Michigan St., Orlando, FL  32805 (“Seller”) and Oak Ridge Micro Energy incorporated, a Colorado corporation, whose address is 3046 E. Brighton Place Salt Lake City, Utah 84121 (“Buyer”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Purchase and Sale of Equipment. At the Closing (as defined in Section 2) Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, accept, and pay for all right, title, and interest in and to the tangible machinery and equipment set forth on Schedule 1 hereto (the “Equipment”), and Buyer shall pay Seller, by wire transfer or attorney trust account check Four Hundred Thousand and 00/100 dollars ($400,000.00) (the “Purchase Price”).

2.

Closing.  The closing (the “Closing”) and consummation of the transactions contemplated by this Agreement, shall take place by facsimile exchange or email of the documents on November 30, 2012, and delivery of the original documents via FedEx the next business day, or such other date as the parties may mutually determine. “Closing Date” means the date of the exchange of documents via facsimile or email.

3.

Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the statements contained in this Section 3 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

3.1

Organization of the Buyer and Authorization of Transaction. The Seller is a Delaware corporation, duly organized and in good standing in the State of Delaware. Seller has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3.2

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller or the Equipment is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Equipment is subject.

3.3

Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

3.4

Title to Equipment. Seller has good and marketable title to the Equipment, free and clear of all security interests, liens and encumbrances.  Other than as expressly set forth herein, the Equipment is being sold “as-is” “where-is” with no representations or warranties of any kind.

3.5

Litigation. Neither Seller or the Equipment, in whole or in part: (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would limit, restrict or prevent consummation of the transactions contemplated hereby; or (B) is a party or the subject of, or is, to the knowledge of Seller’s president, threatened to be made a party to, or the subject of, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would, if determined adversely to Seller: (1) limit, restrict or prevent consummation of the transactions contemplated hereby; or (2) cause any representation or warranty of Seller herein to be not true.

3.6

Brokers’ Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated or for which a lien or encumbrance could be placed on the Equipment.

3.7

Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements contained in this Section 3 not misleading.

4.

Representations and Warranties of Buyer.  Buyer represents and warrants to Seller that the statements contained in this Section 4 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

4.1

Organization of the Seller / Authorization of Transaction. The Buyer is a Colorado corporation, duly organized and in good standing in the State of Colorado. Buyer has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.2

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound.

4.3

Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

4.4

Litigation. Buyer is not: (A) subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would limit, restrict or prevent consummation of the transactions contemplated hereby; or (B) a party, or, to the knowledge of Buyer’s officers, threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would, if determined adversely to Buyer: (1) limit, restrict or prevent consummation of the transactions contemplated hereby; or (2) cause any representation or warranty of Seller herein to be not true.

4.5

Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

4.6

Disclosure.  The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5.

Pre-Closing. Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

6.

Post Purchase Covenants. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under Section 10 below).   Without limiting the foregoing, Seller shall from time to time at the request of Buyer and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered hereunder, and will take such other actions as Buyer may request from time to time, to more effectively transfer, convey, and assign to and vest in Buyer, and to put Buyer in possession of, all or any portion of the Equipment.

7.

Conditions to Obligation to Close.

7.1

Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (A) the representations and warranties of Seller set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date; (B) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (3) make any of the representations or warranties set forth in Section 3, not true or not correct; and (C) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.  Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

7.2

Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (A) the representations and warranties of Buyer set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date; (B) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (3) make any of the representations or warranties set forth in Section 3, not true or not correct; and (C) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.  Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

8.

Items to be Delivered. At the Closing: (A) Seller shall: (1) deliver to Buyer a bill of sale substantially in the form attached hereto as Exhibit B (the “Bill of Sale”) to transfer and vest in Buyer good and marketable title to the Equipment, free and clear of all liens and encumbrances; and (2) make the Equipment available to the Buyer at Seller’s location up to the 31st of December 2012; and (B) Buyer shall deliver to Seller the 10% of the Purchase Price, by wire transfer in accordance with Seller’s written instructions then the remaining 90% of the Purchase Price by the 14th of December 2012.  Buyer shall arrange promptly take possession of the Equipment.

9.

Termination.  The parties may terminate this Agreement as set forth in this Section.

9.1

Buyer Termination Generally.  Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing: (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has provided Seller with three (3) business days written notice of the such breach and Seller has not cured such stated breach within the notice period; or (B) if the Closing shall not have occurred on or before December 14, 2012, by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from the Buyer itself or Buyer’s Shareholder himself breaching any representation, warranty, or covenant contained in this Agreement).

9.2

Seller Termination Generally. Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has provided Buyer with three (3) business written notice of the such breach and Buyer has not cured such stated breach within the notice period; or (B) if the Closing shall not have occurred on or before December 14, 2012, by reason of the failure of any condition precedent under Section 7.2 (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

9.3

Effect of Termination. If a party terminates this Agreement pursuant to Sections 9.1(B) or 9.2(B) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party, except for any liability of a party then in breach.

10.

Indemnification.

10.1

Seller shall indemnify and hold Buyer harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, pretrial, trial and appellate, and court costs (collectively being “Damages”), that are suffered or incurred by Buyer or the Equipment, in whole or in part, from time to time, and arise as a result of any breach of the covenants, warranties or representations of this Agreement or the Bill of Sale by Seller.

10.2

Buyer shall indemnify and hold Seller harmless from any and all Damages that are suffered or incurred by Seller, in whole or in part, from time to time, and arise as a result of: (A) any breach of the covenants, warranties or representations of this Agreement or the Bill of Sale by Buyer; or (B) Buyer’s ownership and utilization of the Equipment on and after the Closing Date.

11.

No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

12.

Entire Agreement, Waiver and Modification.  This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof and incorporates all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.  No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.  No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

13.

Notices.  Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given at the earlier of: (A) actual delivery, when delivered in person; (B) the next business day following a complete successful facsimile transmission to the appropriate number first set forth above; (C) the next business day if sent via overnight express courier (e.g., FedEx) to the party’s address first set forth above; or (D) three (3) business days after being sent by certified United States mail, return receipt requested, postage prepaid, to the party’s address first set forth above.  Either party may change its address for notices or facsimile phone number in the manner set forth herein.

14.

Captions.  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

15.

Applicable Law, Venue and Jurisdiction.  This Agreement shall be construed and governed under and by the laws of the State of Florida for contracts entered and to be performed within Florida.  The parties agree that, except for unaffiliated third party actions, exclusive venue for any legal action authorized hereunder shall be in Orange County, Florida, and jurisdiction shall be vested in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, as the case may be.  As part of the consideration for the entry of this Agreement by Seller, Buyer agrees not to contest the venue set forth herein and not to contest the exercise of personal jurisdiction over Buyer by any of the foregoing courts.  The parties hereby waive all rights concerning the exercise of personal jurisdiction of them by the foregoing courts.

16.

WAIVER OF JURY TRIAL.  THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE ALL OF THEIR RIGHTS TO A TRIAL BY JURY ON ANY AND ALL ISSUES PERTAINING TO OR ARISING OUT OF THIS AGREEMENT AND EQUIPMENT.

17.

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

18.

Attorney’s Fees. In the event any litigation, mediation, arbitration, or controversy between the parties hereto arises out of or relates to this Agreement, the prevailing party in such litigation, mediation, arbitration or controversy shall be entitled to recover from the other party all reasonable attorneys’ fees, expenses and suit costs, including those associated with any appellate proceedings or any post-judgment collection proceedings.

19.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

20.

Survival.  Sections 3, 4, 6 and 10 through 18 shall survive the Closing and shall continue in full force and effect thereafter.

[Signatures on the following page(s).  Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Seller: Planar Energy Devices, Inc.	Buyer:
/s/Scott Faris	/s/Jeffrey Flood
Scott Faris, President	Jeffrey Flood, President Oak Ridge Micro Energy Inc.

Exhibit A

Equipment List

Assets:

1) Ener1 Glovebox Line 1 – R&D Line

- Dow Road Warehouse

(includes glovebox & related environmental control systems as well as all packaging, assembly and tooling internal to the box)

2) Ener1 Glovebox Line 2 – Production Line

- Dow Road Warehouse

            (includes glovebox & related environmental control systems as well as all packaging, assembly and tooling internal to the box)

3) Control Tech Control Panel

- RTP Systems storage

4) Kempler Press & Related control systems

- RTP Systems storage

5) Agilent Vacuum Pump#1

- RTP Systems storage

6) Agilent Vacuum Pump#2

- Dow Road Warehouse

7) Over head hoist and crane

- Dow Road Warehouse

Exhibit B

Bill of Sale

KNOW ALL MEN BY THESE PRESENTS THAT FOR AND IN CONSIDERATION OF THE PAYMENT OF TEN DOLLARS ($10.00), AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Planar Energy Devices, Inc., a Delaware corporation (“Seller”), pursuant to, and in connection with the consummation of the transactions contemplated by, that certain Equipment Purchase and Sale Agreement dated on or about November 30, 2012 (the “Purchase and Sale Agreement”), does hereby grant, bargain, sell, convey, transfer and deliver unto Oak Ridge Micro Energy Incorporated, a Colorado corporation, its successors and assigns (“Buyer”), to have and to hold forever, all and singular, all of the assets set forth on Exhibit A hereto (the “Assets”).

Seller:

(A)

warrants and represents that:

(1)

it is the lawful owner in all respects of all of the Assets; and

(2)

the Assets are free and clear of any and all liens, security agreements, encumbrances, claims, demands and charges of every kind and character whatsoever;

and

(B)

covenants and agrees at all times and from time to time hereafter, at its expense, to:

(1)

warrant and defend the title to all of the Assets unto the Buyer, its successors and assigns, forever against every person whomsoever makes any claim against or for such herein described property and the Assets or any part thereof; and

(2)

execute and deliver to Buyer such further instruments, documents, consents and assurances as Buyer may reasonably request to fully and effectively sell, convey and transfer the Assets to Buyer.

IN WITNESS WHEREOF, this Bill of Sale shall has been executed and delivered, and shall be effective to transfer all of the Assets, as of this 30th day of November, 2012.

Seller: Planar Energy Devices, Inc.
/s/Scott Faris
Scott Faris, President